                                                                       Exhibit 2


                                                               EXECUTION VERSION
                                                               -----------------




--------------------------------------------------------------------------------







                            SHARE PURCHASE AGREEMENT


                                  By and Among


                           THE LAMSON & SESSIONS CO.,

                            PYRAMID INDUSTRIES, INC.
                                       And

                                THE SHAREHOLDERS
                      LISTED ON EXHIBIT A TO THIS AGREEMENT
                                ---------






                           Dated as of August 20, 2000







--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                Page

ARTICLE I
         PURCHASE AND SALE OF SHARES...............................................................................1
         1.1      Purchase and Sale of Shares......................................................................1
         1.2      Purchase Price...................................................................................1

ARTICLE II
         CLOSING...................................................................................................2
         2.1      Place and Time of Closing........................................................................2
         2.2      Deliveries by the Shareholders...................................................................3
         2.3      Deliveries by Buyer..............................................................................4

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS........................................................4
         3.1      Share Ownership..................................................................................4
         3.2      Power and Authority..............................................................................4
         3.3      Validity of Agreement............................................................................4
         3.4      No Breach........................................................................................4
         3.5      Buyer's Ownership................................................................................5
         3.6      No Shareholder Transactions......................................................................5

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................................5
         4.1      Organization and Standing; Power and Authority...................................................5
         4.2      Validity of Agreement............................................................................5
         4.3      Capitalization of the Company and VisionTeq......................................................6
         4.4      Articles and By-Laws.............................................................................6
         4.5      No Breach........................................................................................6
         4.6      No Consents Necessary............................................................................6
         4.7      Financial Statements.............................................................................7
         4.8      Changes in Circumstances.........................................................................7
         4.9      Title to and Condition of Real Property..........................................................7
         4.10     Books and Records................................................................................8
         4.11     Contracts........................................................................................8
         4.12     Compliance with Laws.............................................................................9
         4.13     Taxes............................................................................................9
         4.14     Bank Accounts; Powers of Attorney...............................................................10
         4.15     Insurance.......................................................................................10
         4.16     Intellectual Property...........................................................................11
         4.17     Permits.........................................................................................12
         4.18     Employee Benefit Matters........................................................................12
         4.19     Employee Relations; Collective Bargaining Agreements............................................14
         4.20     Employee Matters................................................................................15
         4.21     Environmental Matters...........................................................................15

         4.22     Litigation......................................................................................16
         4.23     Accounts Receivable; Inventory..................................................................16
         4.24     Product Warranty and Product Liability..........................................................17
         4.25     Customers and Suppliers.........................................................................17
         4.26     Absence of Certain Commercial Practices.........................................................17
         4.27     Indebtedness....................................................................................17
         4.28     Title to and Sufficiency of Assets..............................................................17
         4.29     Business........................................................................................17
         4.30     Budget..........................................................................................18
         4.31     Brokers, Finders and Agents.....................................................................18
         4.32     Disclosure......................................................................................18


 ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF BUYER..................................................................18
         5.1      Organization and Standing; Corporate Power Authority............................................18
         5.2      No Breach.......................................................................................18
         5.3      Brokers, Finders and Agents.....................................................................19
         5.4      Investment Intent...............................................................................19

ARTICLE VI

         COVENANTS................................................................................................19
         6.1      Reasonable Access...............................................................................19
         6.2      Conduct of Business of the Company..............................................................19
         6.3      No Solicitation of Offers.......................................................................20
         6.4      Filings; Other Actions..........................................................................21
         6.5      Publicity.......................................................................................21
         6.6      Satisfaction of Closing Conditions..............................................................21
         6.7      No Transfers of Shares..........................................................................21
         6.8      Notice of Certain Events........................................................................21
         6.9      Tax Matters.....................................................................................22
         6.10     Insurance Claim.................................................................................22

ARTICLE VII

         CONDITIONS TO CLOSING....................................................................................22
         7.1      Conditions to Obligations of the Company, the Shareholders and Buyer............................22
         7.2      Conditions to Obligations of Buyer..............................................................23
         7.3      Conditions to Obligations of the Company and the Shareholders...................................23

ARTICLE VIII

         INDEMNIFICATION, REMEDIES AND SURVIVAL...................................................................24
         8.1      Indemnification by the Shareholders.............................................................24
         8.2      Buyer's Other Post-Closing Remedies.............................................................24
         8.3      Indemnification by Buyer........................................................................24


         8.4      Direct Claims...................................................................................25
         8.5      Third Person Claims.............................................................................25
         8.6      Limitations; Survival...........................................................................26
         8.7      Tax Indemnity...................................................................................27
         8.8      Process for Recovery From the Escrow Amount by Buyer Indemnified Parties........................27
         8.9      Shareholders' Representative....................................................................27

ARTICLE IX

         TERMINATION OF AGREEMENT.................................................................................28
         9.1      Termination.....................................................................................28
         9.2      Effect of Termination...........................................................................29

ARTICLE X

         DEFINITIONS..............................................................................................29

ARTICLE XI

         MISCELLANEOUS............................................................................................33
         11.1     Further Assurances..............................................................................33
         11.2     Notices.........................................................................................34
         11.3     Binding Effect; Assignment......................................................................36
         11.4     Entire Agreement................................................................................37
         11.5     Governing Law; Construction.....................................................................37
         11.6     No Third Party Rights...........................................................................37
         11.7     Amendment.......................................................................................37
         11.8     Waivers.........................................................................................37
         11.9     Fees and Expenses of Transaction................................................................37
         11.10    Counterparts....................................................................................37
         11.11    Severability....................................................................................38
         11.12    Consent to Jurisdiction.........................................................................38
         11.13    Arbitration.....................................................................................38

                             EXHIBITS AND SCHEDULES

                                    Exhibits

EXHIBIT A          -   Shareholders
EXHIBIT B          -   Escrow Agreement
EXHIBIT C          -   Legal Opinion of MacDonald Illig


                             Schedules

SCHEDULE 3.1       -   Share Ownership
SCHEDULE 3.6       -   Shareholder Transactions
SCHEDULE 4.1       -   Locations
SCHEDULE 4.3       -   Shares of the Company
SCHEDULE 4.5       -   No Breach
SCHEDULE 4.6       -   No Consents Necessary
SCHEDULE 4.7(a)    -   Financial Statements
SCHEDULE 4.8       -   Changes in Circumstances
SCHEDULE 4.9       -   Real Property:  Ownership and Leases
SCHEDULE 4.11      -   Contracts
SCHEDULE 4.12      -   Compliance with Laws
SCHEDULE 4.13      -   Taxes and Audits
SCHEDULE 4.14      -   Bank Accounts; Powers of Attorney
SCHEDULE 4.15      -   Insurance
SCHEDULE 4.16      -   Intellectual Property
SCHEDULE 4.17      -   Permits
SCHEDULE 4.18      -   Employee Benefit Matters
SCHEDULE 4.19      -   Collective Bargaining Agreements and Union Contracts
SCHEDULE 4.20      -   Employee Matters
SCHEDULE 4.21      -   Environmental Matters
SCHEDULE 4.22      -   Litigation Matters
SCHEDULE 4.24      -   Product Liability Claims
SCHEDULE 4.25      -   Customers and Suppliers
SCHEDULE 4.27      -   Indebtedness
SCHEDULE 4.28      -   Liens on Assets
SCHEDULE 4.29      -   Budget
SCHEDULE 4.30      -   Projections

                            SHARE PURCHASE AGREEMENT
                            ------------------------


                  THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of August 20, 2000, by and among THE LAMSON & SESSIONS CO., an Ohio corporation (the "BUYER"), PYRAMID INDUSTRIES, INC., a Pennsylvania corporation (the "COMPANY"), and all of the Shareholders of the Company listed on EXHIBIT A (collectively, the "SHAREHOLDERS").

                                    RECITALS
                                    --------

                  A. The Shareholders of the Company are the beneficial and record owners of all the issued and outstanding shares of capital stock of the Company (the "SHARES").

                  B. The Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders, all of the Shares upon the terms and conditions set forth in this Agreement.

                             STATEMENT OF AGREEMENT
                             ----------------------

                  In consideration of the respective agreements, covenants, representations and warranties contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES
                           ---------------------------

                  1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing (i) the Shareholders shall sell the Shares to Buyer, free and clear of all Liens, (ii) each Shareholder shall deliver to Buyer one or more stock certificates representing the Shares owned by that Shareholder, with duly executed stock powers attached, in proper form for transfer, (iii) Buyer shall purchase the Shares and (iv) Buyer shall pay the Purchase Price for the Shares.

                  1.2 PURCHASE PRICE.

                  (a) In full consideration for the Shares, at the Closing, Buyer shall wire transfer in immediately available funds an aggregate amount in cash equal to $45,400,000 plus any amount payable under Section 6.10 of this Agreement (the "PURCHASE PRICE"), minus (i) the amount held in the account of MacDonald Illig Jones & Britton LLP ("MACDONALD ILLIG") at the First National Bank of Pennsylvania, pursuant to the terms of the letter dated May 17, 2000 from MacDonald Illig to Buyer and (ii) the amount paid to the Escrow Agent pursuant to Section 1.2(b). The Purchase Price shall be paid to an account established by the Shareholders' Representative for purposes of receiving, allocating and distributing the Purchase Price to the Shareholders, which account shall require the signature of both members of the Shareholders' Representative in order to cause any disbursements from such account.

                  (b) At the Closing, Buyer shall pay $4,500,000 (the "ESCROW AMOUNT") to an escrow agent to be mutually agreed upon by the Buyer and the Company (the "ESCROW AGENT") to be held and administered by the Escrow Agent pursuant to the terms of the Escrow Agreement, in the form attached as EXHIBIT B (the "ESCROW AGREEMENT").

                  1.3 ADJUSTMENT TO PURCHASE PRICE.

                  (a) Within 30 days after the Closing, Buyer, at its option, shall prepare and deliver to the Shareholders' Representative a statement (the "NET WORTH STATEMENT"), based on the Company's balance sheet as of the Closing Date, setting forth the amount of the net worth of the Company as of the Closing Date (the "NET WORTH"). The Net Worth Statement shall be prepared in accordance with generally accepted accounting principles and in a manner consistent with the 1999 Balance Sheet. Notwithstanding the foregoing, any obligations of the Company for transaction expenses permitted to be paid by the Company under
Section 11.9 of this Agreement shall not be treated as a liability of the Company for purposes of determining Net Worth.

                  (b) Within 30 days following receipt by the Shareholders' Representative of the Net Worth Statement, the Shareholders' Representative shall notify Buyer of any dispute it has with respect to the preparation or content of the Net Worth Statement. In the event of such notification of dispute, the Shareholders' Representative and Buyer shall negotiate in good faith to resolve such dispute. If Buyer and the Shareholders' Representative are unable to resolve such dispute within 30 calendar days after the commencement of such dispute, a firm of independent certified public accountants of national reputation mutually acceptable to Buyer and the Shareholders' Representative (the "ACCOUNTING FIRM"), shall be retained to resolve such dispute. If Buyer and the Shareholders' Representative fail to agree on an Accounting Firm within a period of ten calendar days, the determination of the Accounting Firm shall be in accordance with Section 11.13. All determinations made by the Accounting Firm shall be final, conclusive and binding on the parties. Buyer and the Shareholders shall share equally the fees and expenses of the Accounting Firm.

                  (c) If, upon the completion of the Net Worth Statement and the final resolution of any disputes pertaining thereto as provided in Section 1.3(b), Net Worth is less than $8,100,000, the Shareholders shall refund to the Buyer, payable out of the Escrow Amount, an amount in cash equal to such deficiency.

                  (d) If, upon the completion of the Net Worth Statement and the final resolution of any disputes pertaining thereto as provided in Section 1.3(b) hereof, Net Worth is equal to or greater than $8,100,000 or in the event Buyer elects not to prepare the Net Worth Statement, none of the parties shall owe any amount to any of the other parties under this Section 1.3.



                                   ARTICLE II

                                     CLOSING
                                     -------

                  2.1 PLACE AND TIME OF CLOSING. The closing of the purchase and sale of the Shares (the "CLOSING") shall take place at Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, OH 44114, on the third business day after each of the conditions set forth in Article VII that must be satisfied before the Closing have been satisfied or waived or at such other place, date and time as the parties may agree in writing (such date being referred to as the "CLOSING DATE").

                  2.2 DELIVERIES BY THE SHAREHOLDERS. At the Closing, the Shareholders shall deliver, or cause the Company to deliver, to Buyer:

                  (a) stock certificates representing the Shares, accompanied by duly executed stock powers, in form and substance reasonably satisfactory to Buyer;

                  (b) true, correct and complete minute books, stock ledgers and transfer books of the Company, all fully updated to the satisfaction of Buyer;

                  (c) a certificate of an officer of the Company to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied;

                  (d) a certificate of the Secretary of the Company, in form and substance reasonably satisfactory to Buyer, certifying as to (i) the resolutions of the directors approving and authorizing this Agreement and the transactions contemplated by this Agreement and (ii) the By-laws of the Company;

                  (e) a good standing certificate of the Company issued by the Secretary of State of the Commonwealth of Pennsylvania and each state where it is qualified to do business as a foreign corporation;

                  (f) the Articles of Incorporation of the Company, certified by the Secretary of State of the Commonwealth of Pennsylvania;

                  (g) a no lien letter from the Commonwealth of Pennsylvania and a tax certificate in each state where it is qualified to do business as a foreign corporation;

                  (h) a good standing certificate of VisionTeq, Inc., a Florida corporation ("VisionTeq"), issued by the Secretary of State of the State of Florida and each state where it is qualified to do business as a foreign corporation;

                  (i) the Articles of Incorporation of VisionTeq, certified by the Secretary of State of the State of Florida;

                  (j) tax certificates showing that VisionTeq has paid its franchise taxes in the State of Florida and in each state where it is qualified to do business as a foreign corporation;

                  (k) the legal opinion of Buchanan Ingersoll Professional Corporation, in the form attached as EXHIBIT C;

                  (l) the Escrow Agreement;

                  (m) a payoff letter from PNC Bank and associated UCC termination statements;

                  (n) landlord lien waivers for each of the properties leased by the Company and any other similar documentation reasonably requested by the Buyer in order to satisfy its lenders;

                  (o) consent of the minority shareholders of VisionTeq pursuant to Section 1.1 of the Shareholder Agreement, by and among VisionTeq and the shareholders of VisionTeq, dated as of June 23, 1999; and

                  (p) the legal opinion of counsel to Shareholders who are not natural persons, in a form reasonably satisfactory to Buyer and counsel to such Shareholder.

                  2.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to the Shareholders:

                  (a) the Purchase Price;

                  (b) a certificate of an officer of Buyer to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied; and

                  (c) the Escrow Agreement.



                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
               --------------------------------------------------

                  Each of the Shareholders represents and warrants to Buyer:

                  3.1 SHARE OWNERSHIP. Such Shareholder owns beneficially and of record, free and clear of any Liens, the Shares set forth opposite such Shareholder's name on SCHEDULE 3.1, or in the case of any members of the Barry family or Barry Holdings, LLC, as otherwise provided on such Schedule.

                  3.2 POWER AND AUTHORITY. Such Shareholder has the full capacity and right to execute, deliver and perform his, hers or its obligations under this Agreement. At the Closing, such Shareholder will have the capacity and right to sell, assign, transfer and deliver to Buyer the Shares set forth opposite his or her name on SCHEDULE 3.1.

                  3.3 VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

                  3.4 NO BREACH. Neither the execution and delivery of, the performance by such Shareholder of his, hers or its obligations under this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (a) violate, conflict with or result in the breach of, any applicable Law or Order, (b) result in the creation of any Lien upon the Shares or (c) violate, conflict with, result in the breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, accelerate or permit the acceleration of the performance required by, or otherwise give any Person additional rights or compensation under, any note, deed, lease, instrument, security agreement or mortgage, any commitment, Contract, license, sales commitment or other instrument or oral understanding to which such Shareholder is a party or by which the Shares held by such Shareholder are bound.

                  3.5 BUYER'S OWNERSHIP. Upon payment of the Purchase Price, Buyer will acquire legal and beneficial ownership of the Shares held by such Shareholder, free and clear of any Lien.

                  3.6 NO SHAREHOLDER TRANSACTIONS. EXCEPT AS SET FORTH ON
SCHEDULE 3.6, such Shareholder does not have any interest (other than as a non-controlling holder of securities of a publicly-traded company), either directly or indirectly, in any Person (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with the Business or any activity in which the Company is now engaged, (ii) is a supplier of, creditor of, or has an existing contractual relationship with, the Company or (iii) has any direct or indirect interest in any asset or property used by the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of the Company.



                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

                  Each of the Shareholders and the Company represents and warrants to Buyer as follows:

                  4.1 ORGANIZATION AND STANDING; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania, and has full corporate power and authority to operate and carry on its business, as now being conducted. VisionTeq is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida, and has full corporate power and authority to operate and carry on its business, as now being conducted. The Company has the full corporate power and authority to make and perform this Agreement, and the transactions and other agreements and instruments contemplated by this Agreement. Except as set forth on SCHEDULE 4.1, since January 1989, the Company has no Subsidiaries and does not own any interest, direct or indirect, in any other business enterprise, firm or corporation. The Company is the only business enterprise, firm or corporation through which its business is conducted, or which owns, leases or uses assets related to its business. The Company is not a successor to any other corporation, partnership or other entity and has never operated as a Subsidiary or a division of any other Person. SCHEDULE 4.1 sets forth each location in which each of the Company and VisionTeq maintains an office, has employees, conducts business or owns or leases property. The Company is qualified to do business and in good standing in Pennsylvania and Arkansas and VisionTeq is qualified to do business and in good standing in Florida and Pennsylvania.

                  4.2 VALIDITY OF AGREEMENT. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by the Company in connection with this Agreement have been, or upon execution thereof will be, duly executed and delivered by a duly authorized officer or representative of the Company and each constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. This Agreement and the performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

                  4.3 CAPITALIZATION OF THE COMPANY AND VISIONTEQ. (a) The authorized capital stock of the Company consists of (i) 100,000 common shares, no par value, of which 7,748 shares are issued and outstanding, (ii) 50,000 non-voting common shares, no par value, of which 416 shares are issued and outstanding and (iii) 50,000 preferred shares, no par value, of which none are issued and outstanding. Except as set forth on SCHEDULE 4.3, (i) no shares of the capital stock of the Company have been redeemed or repurchased by the Company, and (ii) the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding Options obligating the Company to issue, directly or indirectly, any additional shares of its capital stock or other equity securities.

                  (b) The authorized capital stock of VisionTeq consists of 100,000 shares, $1.00 par value per share, of which 1,000 shares are issued and outstanding. The Company owns 700 of the outstanding shares of VisionTeq. The outstanding shares of VisionTeq have been duly authorized and validly issued and are fully paid and non-assessable.

                  4.4 ARTICLES AND BY-LAWS. (a) The Articles of Incorporation of the Company, certified by the Secretary of State of Pennsylvania, and the By-laws of the Company, certified by the Secretary of the Company and previously delivered to Buyer by the Company, are true and complete.

                  (a) The Articles of Incorporation of VisionTeq, certified by the Secretary of State of Florida, and the By-laws of VisionTeq, certified by the Secretary of VisionTeq and previously delivered to Buyer by the Company, are true and complete.

                  4.5 NO BREACH. Except as set forth on SCHEDULE 4.5, neither the execution and delivery of, nor the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate, conflict with or result in the breach of, any applicable Law or Order, or the Articles of Incorporation or By-laws of the Company or VisionTeq, (b) result in the creation of any Lien upon the Shares or any of the assets or properties of the Company or VisionTeq, or (c) violate, conflict with, result in the breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate or permit the acceleration of the performance required by, or otherwise give any Person additional rights or compensation under, any note, deed, lease, instrument, security agreement or mortgage, any commitment, Contract, license, sales commitment or other instrument or oral understanding to which either the Company or VisionTeq is a party or by which any of their respective assets or properties are bound.

                  4.6 NO CONSENTS NECESSARY. Except as set forth on SCHEDULE 4.6, no Consent is required to be obtained from, made with or given to any Person by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  4.7 FINANCIAL STATEMENTS.

                  (a) SCHEDULE 4.7(a) includes true and complete copies of (i) the audited balance sheets of the Company as of December 31, 1999, 1998 and 1997 (the "Balance Sheets") and the related statements of income, stockholders' equity and cash flows for the twelve-month periods then-ended, including the notes thereto, together with the reports of the Company's accountants thereon (together with the Balance Sheets, the "AUDITED FINANCIAL STATEMENTS") and (ii) the interim unaudited balance sheet as of June 30, 2000 and the related statements of income, stockholders' equity and cash flows for the six-month period then ended (the "INTERIM COMPANY FINANCIAL STATEMENTS" and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS").

                  (b) The Financial Statements were prepared from the books and records kept by the Company and present fairly in all material respects the financial position of the Company as of the dates of each of the Financial Statements, and the results of its operations for the periods then ended in accordance with GAAP, except that the last installment of the special bonus payment to John A. Bauman has not been accrued in accordance with GAAP. The reserves on the Balance Sheets of the Company included in the Financial Statements have been calculated in good faith in a manner consistent with past practice. Except as set forth on SCHEDULE 4.7(a) or as incurred since June 30, 2000 in the ordinary course of business, the Company has no Indebtedness, liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, whether or not such liabilities would be required to be reflected on a balance sheet of the Company as of the date of this Agreement.

                  (c) Calculations showing the pro forma adjustments to the pre-tax income of the Company for 1999 have previously been delivered to Buyer. For each item set forth in such calculations,, the dollar amounts are the same dollar amounts used in the Audited Financial Statements for 1999.

                  4.8 CHANGES IN CIRCUMSTANCES. Except as set forth on SCHEDULE 4.8, since December 31, 1999, neither the Company nor VisionTeq has (i) sold, transferred, or otherwise disposed of any of its material properties or assets outside the ordinary course of its business, (ii) mortgaged, pledged or subjected to any Lien any of its material properties or assets, (iii) acquired any material properties or assets outside the ordinary course of its business,
(iv) declared or paid any dividend or made any other distribution to its shareholders or repurchased any of its outstanding capital stock, (v) entered into any transaction or otherwise conducted any business other than transactions in the ordinary course of its business, (vi) modified, amended, canceled, or terminated any Contracts listed or which would be required to be listed on
SCHEDULE 4.11 hereto under circumstances which could reasonably be anticipated to have a Material Adverse Effect, (vii) made any loan or advance to any Affiliate of the Company or VisionTeq, other than customary advances for business expenses, (viii) suffered any change in its assets, properties, financial condition, results of operations or business which would constitute a Material Adverse Effect, (ix) sustained any material damage, loss, or destruction of or to any of its assets or properties (whether or not covered by insurance), (x) experienced any material labor trouble or any material change in its personnel or (xi) agreed to or obligated itself to take any of the actions identified in clauses (i) through (vii) above.

                  4.9 TITLE TO AND CONDITION OF REAL PROPERTY. SCHEDULE 4.9 constitutes a complete list of all real properties owned or leased by the Company or VisionTeq. The

Company has delivered or caused to be delivered true and complete copies of all documents evidencing the ownership or the lease of the owned or leased properties set forth on SCHEDULE 4.9. The Company or VisionTeq has valid and enforceable leasehold interests in, all of the real properties, free and clear of all Liens. Except as set forth on SCHEDULE 4.9, neither the Company nor VisionTeq is, and, to the Knowledge of the Company, no other party is, in default under any lease listed on SCHEDULE 4.9, and there exists no event which, with or without notice or the lapse of time, or both, would constitute a default by the Company or VisionTeq or, to the Knowledge of the Company, any other party, under any lease listed on SCHEDULE 4.9. Any lease under which either the Company or VisionTeq is a party and the other party to such lease is an entity in which a Shareholder has an interest is at prevailing market rates.

                  4.10 BOOKS AND RECORDS. To the Knowledge of the Company, the minute books of each of the Company and VisionTeq that have been made available to Buyer for its inspection contain accurate and complete records of all meetings of and corporate actions or written consents by the Shareholders and Board of Directors (and all committees thereof) of the Company and the shareholders and Board of Directors (and all committees thereof) of VisionTeq. The stock ledgers of the Company and VisionTeq made available to Buyer for its inspection is complete and accurately reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of each of the Company and VisionTeq.

                  4.11 CONTRACTS. SCHEDULE 4.11 hereto sets forth each Contract to which the Company or VisionTeq is a party or other instrument that is of a type described below:

                  (a) Any material Contract with any representative, distributor or sales agent which is not terminable without cost or penalty to the Company or VisionTeq on 60 days' or less notice;

                  (b) Any material Contract with any Governmental Authority;

                  (c) Any Contract involving payments or receipts in excess of $10,000;

                  (d) Any Contract containing a covenant not to compete or restricting in any material respect the ability of the Company or VisionTeq to transact business in any jurisdiction of the United States or a foreign country;

                  (e) Any material Contracts or other agreements for indemnification;

                  (f) Any Contract with any Affiliate of the Company or VisionTeq;

                  (g) Any indenture, mortgage, loan or credit Contract under which the Company or VisionTeq has borrowed any money or issued any note, bond, indenture or other evidence of Indebtedness, or guaranteed Indebtedness borrowed by others; and

                  (h) Any other Contract material to the assets, properties, financial condition, results of operations or business of the Company or VisionTeq.

                  Except as expressly set forth on SCHEDULE 4.11, each Contract listed or described on SCHEDULE 4.11 (or required to be so listed or described) is a valid and binding obligation of the Company or VisionTeq and is in full force and effect. Except as expressly set forth on SCHEDULE

4.11, the Company or VisionTeq has performed all of its material obligations required to be performed though the date of this Agreement under the Contracts so listed or described and neither the Company nor VisionTeq is in breach or default in any material respect thereunder nor has any event or circumstance occurred which, with notice or lapse of time or both, would constitute any such material breach or default. Neither the Company nor VisionTeq is a party to any Contract where either the Company or VisionTeq would reasonably expect to incur a loss with respect to such Contract. To the Knowledge of the Company, none of the other parties to such Contracts is in breach or default in any respect thereunder nor has any event or circumstance occurred which, with notice or lapse of time or both, would constitute any such breach or default, except in any such case for such breaches or defaults which would not have a Material Adverse Effect.

                  4.12 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 4.12, to the Knowledge of the Company, each of the Company and VisionTeq is currently in compliance with all applicable Laws, and no expenditures are presently anticipated to be required to comply with any such Law. Neither the Company nor VisionTeq is in material default under, and to the Knowledge of the Company, no event has occurred which, with the lapse of time or action by a third party, could result in default under, the terms of any Laws.

                  4.13 TAXES.

                  (a) TAX RETURNS. Except as set forth on SCHEDULE 4.13, each of the Company and VisionTeq has prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all federal, state, foreign and local Tax Returns and reports required to be filed by it. The Tax Returns are true and correct in all material respects. The Company has paid, or has made reasonable provision or set up an adequate accrual or reserve (in each case as reflected on the Financial Statements) for the payment of, all Taxes due with respect to all periods covered by such Tax Returns. The provision for Taxes shown on the Financial Statements is sufficient to cover all known liabilities or obligations of the Company for Taxes (including, without limitation, interest through the date of the Financial Statements and any additions to taxes or penalties) that may be due in respect of periods through the date of such Financial Statements for which returns and reports as of such date are not yet due. Neither the Company nor VisionTeq is a party to any Action, nor to the Knowledge of the Company is any such Action threatened, by any Governmental Authority for the assessment or collection of any Taxes, and no deficiency notices or reports have been received by the Company or VisionTeq in respect of any deficiencies for any Taxes. The Company has not elected pursuant to the Code, to be treated as a Subchapter S corporation or collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code which would have a Material Adverse Effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted immediately after the Closing or any of its properties or material assets.

                  (b) AUDITS. Except as set forth on SCHEDULE 4.13, no Tax Return filed by or on behalf of the Company or VisionTeq has been, or is currently being, audited or examined by any Taxing Authority, and there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return filed by the Company or VisionTeq. There are no claims pending against the Company or VisionTeq for past due Taxes, and, to the

Knowledge of the Company, there are no threatened claims and there are no matters under discussion with any Taxing Authority with respect to any additional Taxes.

                  (c) PARACHUTE PAYMENTS. Neither the Company nor VisionTeq is a party to any oral or written Contract under which any Person may receive payments from any Person characterized as "excess parachute payments" within the meaning of section 280G(b) of the Code.

                  (d) TAX SHARING AGREEMENTS. Neither the Company nor VisionTeq is a party to any oral or written Contract under which either (i) the Company or VisionTeq may be obligated to pay certain Tax liabilities of any Person or (ii) any Person may be obligated to pay certain Tax liabilities of the Company or VisionTeq.

                  (e) CURRENT PERIOD TAXES. Each estimated payment for Current Period Taxes payable by the Company or VisionTeq has been made on or before the date on which the payment is required under applicable Law to be made in an amount sufficient to avoid the imposition of a penalty.

                  (f) WITHHOLDINGS. All Taxes which the Company or VisionTeq is or has been required by Law to withhold or to collect have been duly withheld and collected, and have been timely paid to the proper Governmental Authority or are properly held by the Company or VisionTeq for such payment.

                  (g) CHANGES IN METHODS OF ACCOUNTING. Except as set forth on
SCHEDULE 4.13, the IRS has not successfully invoked, nor could it successfully invoke, section 481 of the Code with respect to any method of accounting of the Company or VisionTeq.

                  4.14 BANK ACCOUNTS; POWERS OF ATTORNEY. Set forth on SCHEDULE
4.14 is an accurate and complete list showing (i) the name and address of each bank in which the Company or VisionTeq has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto, and (ii) the names of all Persons, if any, holding powers of attorney from the Company or VisionTeq and a summary statement of the terms thereof.

                  4.15 INSURANCE. Each of the Company and VisionTeq has insurance policies in full force and effect. SCHEDULE 4.15 lists all insurance policies maintained by the Company or VisionTeq or under which the Company or VisionTeq is covered in respect of its properties, assets, business or personnel as of the date of this Agreement. Each policy is in full force and effect and will remain in full force and effect through the Closing. Except as set forth on
SCHEDULE 4.15, to the Knowledge of the Company, no event relating to the Company, VisionTeq or the Business has occurred which can reasonably be expected to result in a retroactive adjustment in premiums under any such insurance policies or which is likely to result in a material prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last two years and, to the Knowledge of the Company, no threat has been made to cancel any insurance policy of the Company or VisionTeq during such period. To the Knowledge of the Company, no event has occurred, including, without limitation, the failure by the Company or VisionTeq to give any notice or information or the Company or VisionTeq giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or VisionTeq under any such insurance policies.

                  4.16 INTELLECTUAL PROPERTY.

                  (a) "INTELLECTUAL PROPERTY" shall mean (i) patents, patent applications, patent disclosures and the ideas, inventions and improvements thereto and all reissues, continuations, continuations-in-part, divisions and reexaminations thereof, (ii) trademarks, service marks, trade names, trade dress, logos and registrations and applications for registrations thereof, and all renewals and extensions thereof, (iii) copyrights and maskworks, and all registrations and applications for registration thereof, (iv) computer software, data, data bases, and user documentation and audio-visual and text materials,
(v) all trade secret and confidential information (including, but not limited to, manufacturing processes research and development materials, know-how, drawings and designs, technical data, marketing financial and business plans, and customer lists), (vi) advertising materials utilized by Company or VisionTeq and (vii) copies and tangible embodiments thereof (in whatever form or medium).

                  (b) SCHEDULE 4.16 hereto sets forth a complete and correct list of all United States and foreign patents and patent applications, trade names, trademarks and service marks, trademark and service mark registrations, applications for trademark and service mark registrations, copyright registrations and applications for copyright registrations, that form a part of the Intellectual Property owned by the Company or VisionTeq, or, where not owned, expressly licensed for use by the Company or VisionTeq in the Business, and all licenses or other agreements under which the Company or VisionTeq obtained or licenses the right to use Intellectual Property. Except as expressly set forth on SCHEDULE 4.16, the Company or VisionTeq is the sole owner of the entire right, title, and interest in and to all Intellectual Property necessary to conduct the Business as currently conducted. The Intellectual Property listed on SCHEDULE 4.16 comprises all of the material patents, patent applications, trademarks, trade names, copyrights, inventions, and discoveries, of every type and description, used in or necessary to the conduct of the Business. Except as provided on SCHEDULE 4.16, neither the Company nor VisionTeq has granted any express license or other rights to such Intellectual Property, and is not liable or obligated under any Contract for its use of any Intellectual Property, whether for royalties or otherwise.

                  (c) Except as set forth on SCHEDULE 4.16, no claims by any Person contesting the validity, enforceability, use or ownership of any of the Intellectual Property listed thereon have been made, are currently outstanding or to the Knowledge of the Company are threatened, against the Company or VisionTeq, and to the Knowledge of the Company there are no facts or circumstances which would reasonably be anticipated to result in any such claim or which would reasonably lead the Company or VisionTeq to conclude that the continued operation and conduct of any material aspect of the Business would result in any such claim. Neither the Company nor VisionTeq has received any written notice of, nor to the Knowledge of the Company are there any facts which would indicate a likelihood of, any infringement or misappropriation by the Company or VisionTeq upon, or other conflict by the Company or VisionTeq with, any Intellectual Property or right of any other Person. The transactions contemplated by this Agreement will have no adverse effect on any Intellectual Property listed on SCHEDULE 4.16. Except as set forth on SCHEDULE 4.16, neither the Company, VisionTeq, nor, to the Knowledge of the Company, any of the Company's officers or employees have any agreements or arrangements with former employers of such officers and employees relating to confidential information or trade secrets of such employers, the assignment of inventions of such employers, or such officer's or employee's engagement in activities competitive with such employers. The activities of such officers and employees on behalf of the Company do not violate any agreements or arrangements Known to the Company which any such officers or employees have with former employers.

                  4.17 PERMITS. SCHEDULE 4.17 lists all registrations, licenses, permits, approvals, franchises, authorizations and qualifications issued to the Company by any Governmental Authority (collectively, "PERMITS"). The Company is in compliance with the terms of each Permit, and there is no pending or, to the Knowledge of the Company, threatened cancellation, termination, non-renewal or revocation of any such Permit. No other Permit, in addition to the Permits currently held by the Company, is necessary to lawfully conduct the Company's business as it is now conducted.

                  4.18 EMPLOYEE BENEFIT MATTERS.

                  (a) Set forth on SCHEDULE 4.18 is a true, complete and correct list of all "employee benefit plans" as defined in Section 3(3) of ERISA, and all other employee profit- sharing, incentive, deferred compensation, welfare, pension, retirement, severance, group insurance and other employee benefit plans, arrangements, agreements and practices (including all trust agreements, insurance contracts or other funding vehicles, and all administrative services or similar agreements relating thereto) currently maintained or contributed to by the Company, or to which the Company currently is obligated to contribute, relating to present or former employees, directors, officers, shareholders or consultants of the Company (collectively, "EMPLOYEE PLANS").

                  (b) Except as set forth on SCHEDULE 4.18 or as shown on the Company's Balance Sheet for the year ended December 31, 1999 (the "1999 BALANCE SHEET"), the Company has no liability with respect to any plans, arrangements or practices of the type described in the preceding paragraph (i) previously maintained or contributed to by (A) the Company, (B) any other entity to which the Company is a successor by merger or all or substantially all of the assets of which were purchased by the Company (a "PREDECESSOR"), or (C) any entity at any time treated, together with any Predecessor, as a single employer under
Section 414 of the Code or Section 4001 of ERISA or (ii) to which the Company, any Predecessor or any other such entity referred to in (C) above previously had an obligation to contribute. The Company has delivered to Buyer true, complete and correct copies of each of the Employee Plans, including all amendments thereto, and any other documents, forms or other instruments relating thereto.

                  (c) All Employee Plans are being, and have been, maintained, operated and administered in accordance with their respective terms and in compliance with all applicable Laws, except that the Form 5500 for 1999 has not yet been filed, and the Company has performed all obligations required to be performed under, and is not in default under or in violation of, any of the Employee Plans.

                  (d) Neither the Company nor any entity which is or at any time within the last six years has been treated together with the Company as a single employer under Section 414 of the Code or Section 4001 of ERISA has or has ever had, an obligation to contribute to a "defined benefit plan" as defined in
Section 3(35) of ERISA, a pension plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or
Section 413(c) of the Code. No Employee Plan is funded through a "welfare benefit fund" as defined in Section 419(e) of the Code.

                  (e) Each Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has, prior to the date of this Agreement, been determined by the IRS to be so qualified, and each trust created thereunder is, and has, prior to the date of this Agreement, been determined by the IRS to be, exempt from Tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination. No reportable event (within the meaning of Section 4043 of ERISA) has occurred.

                  (f) There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Employee Plans that could result in the Company becoming liable directly or indirectly (by indemnification or otherwise) for any excise Tax, penalty or other liability under ERISA or the Code.

                  (g) There are no Actions or claims pending or, to the Knowledge of the Company, threatened, with respect to any Employee Plan (other than routine claims for benefits), there are no investigations or audits of any Employee Plan by any Government at Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of the Company that has not been fully discharged.

                  (h) All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Employee Plan have been paid, made or accrued as a liability on the Interim Company Financial Statements. With respect to any insurance policy providing funding for benefits under any Employee Plan, (i) there is no liability of the Company, in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date of this Agreement, and (ii) to the Knowledge of the Company, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any insurer are imminent.

                  (i) Each Employee Plan that is a group health plan subject to
Section 4980B of the Code (or which was subject to Section 162(k) of the Code) has been operated in compliance with the continuation coverage requirements of
Section 4980B of the Code and Section 162(k) of the Code, as applicable, and
Part 6 of Subtitle B of Title I of ERISA. The Company has complied with the Health Insurance Portability and Accountability Act of 1996 with respect to any group health plan within the meaning of Section 5000(b)(1) of the Code.

                  (j) Each Employee Plan that is subject to Section 1862(b)(1) of the Social Security Act has been operated in compliance with the secondary payer requirements of Section 1862(b)(1) of such Act.

                  (k) SCHEDULE 4.18 contains a separate identification of each Employee Plan that provides benefits, including, without limitation, death or medical benefits, beyond termination of employment or retirement other than (A) coverage mandated by Law or (B) death or retirement benefits under any qualified Employee Plan (the "POST-EMPLOYMENT BENEFITS"). Except as set forth on SCHEDULE 4.18, the 1999 Balance Sheet accurately reflects the liabilities relating to the Post-Employment Benefits including, where appropriate, accruals and other disclosure information required by the terms of Financial Accounting Standards Board Statements of Financial Accounting Standards Number 106 and 112 (whether or not such standards, or either thereof, apply to or are in effect with respect to the Company).

                  (l) The execution and performance of this Agreement will not, solely in and of itself, (A) constitute a stated triggering event under any Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company to any present or former officer, employee, director, shareholder or consultant (or dependents of any thereof), or
(B) accelerate the time of payment or vesting, or increase the amount, of compensation due to any present or former employee, officer, director, shareholder or consultant of the Company.

                  (m) Except as set forth on SCHEDULE 4.18, the Company has not agreed or committed to make any amendments to any of the Employee Plans not already embodied in the documents comprising any such Employee Plan, other than any amendments required by Law, nor has the Company obligated itself to institute any plans, programs or amendments that would be Employee Plans if in existence on the date of this Agreement.

                  (n) The Company has reserved all rights necessary to amend or terminate each of the Employee Plans without the consent of any other Person, except with respect to claims under any such Employee Plan that are accrued but unpaid as of the date of any such amendment or termination.

                  (o) Each "fiduciary" and every "plan official" (as defined in Section 412 of ERISA) of each Employee Plan is bonded to the extent required by
Section 412 of ERISA.

                  (p) All contributions, transfers, and payments by the Company in respect of any Employee Plan have been or are fully deductible under the Code.

                  (q) No Employee Plan provides benefits to any individual who is not a current or former employee of the Company, or the dependents or other beneficiaries of any such current or former employee.

                  (r) All contributions required to be paid with respect to workers' compensation or similar arrangements of the Company have been made or accrued as a liability on the Interim Company Financial Statements.

                  (s) No other trade or business is or, at any time within the past six years, has been treated, together with the Company, as a single employer under Section 414 of the Code or Section 4001 of ERISA.

                  4.19 EMPLOYEE RELATIONS; COLLECTIVE BARGAINING AGREEMENTS.
SCHEDULE 4.19 sets forth the collective bargaining agreements and union contracts to which the

Company or VisionTeq is a party. Except as set forth on SCHEDULE 4.19, no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to any of the Company's or VisionTeq's employees by way of certification, interim certification, voluntary recognition, designation or successor rights, or (ii) to the Knowledge of the Company, has applied to be certified as the bargaining agent of any of the Company's or VisionTeq's employees. There are no material controversies pending, or to the Knowledge of the Company, threatened which involve any employees employed in connection with the business of the Company or VisionTeq.

                  4.20 EMPLOYEE MATTERS.

                  (a) Except as set forth on SCHEDULE 4.20, to the Knowledge of the Company, no officer, general manager, plant manager or employee with the title of director intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The Company is in material compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment and wages and hours and there are no charges of employment discrimination or unfair labor practices pending or to the Knowledge of the Company, threatened against the Company. To the actual knowledge of the Company (without any independent investigation or inquiry), during the past three years, no officer, director or senior manager of the Company has ever been investigated for, arrested for, been part of a proceeding for, charged with, convicted of or indicted for any felony.

                  (b) Except as disclosed on SCHEDULE 4.20, there are no (i) Contracts of employment entered into with any employees or independent contractors of the Company or VisionTeq which are not terminable on the giving of reasonable notice in accordance with applicable law, (ii) employment policies relating to termination of employees, including policies regarding incentive compensation, stock options, severance pay or other terms or conditions of employment or terms or conditions upon which employees may be terminated, which are binding upon the Company or VisionTeq or (iii) complaints against the Company or VisionTeq before any employment standards branch or tribunal or Governmental Authority, nor, to the Knowledge of the Company, are there any threatened complaints. To the Knowledge of the Company, there has been no occurrence which would reasonably be expected to lead to a complaint under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements against the Company or VisionTeq under the employment standards legislation which place any obligation upon the Company or VisionTeq to do or refrain from doing any act.

                  4.21 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 4.21, (a) the Company and each Subsidiary has been and currently is in compliance with all applicable Environmental Laws; (b) there has been no Release and is no continuing or threatened Release of a Hazardous Substance from any property currently owned, leased or operated by the Company or any Subsidiary;
(c) there has been no Release or threatened Release of a Hazardous Substance from any property previously owned, leased or operated by the Company or any Subsidiary during the time the Company or Subsidiary owned, leased or operated such property; (d) to the Knowledge of the Company, neither the Company nor any Subsidiary disposed of or arranged for the disposal of any Hazardous Substance at any property from which there has been or is a continuing or threatened Release of a Hazardous Substance; (e) neither the Company nor any

Subsidiary has generated, treated, stored, transported, handled, disposed of or otherwise managed any Hazardous Substance except in a manner that is in compliance with all applicable Environmental Laws and that cannot reasonably be expected to result in a Release or threatened Release of such Hazardous Substance; (f) neither the Company nor any Subsidiary has received any claim or notice relating to any potential liability of the Company or Subsidiary arising under any Environmental Laws or relating to any alleged failure of the Company or Subsidiary to comply with any Environmental Laws or relating to any alleged failure of the Company or Subsidiary to comply with any Environmental Law; and
(g) Buyer has been furnished with true and complete copies of all reports, assessments, audits or investigations in the possession or control of the Shareholders, Company or any Subsidiary pertaining to environmental conditions or compliance at any property currently or previously owned, leased or operated by the Company; (h) all the Permits, licenses, approvals or other authorizations required to operate the Business have been issued to the Company, are currently effective and are listed on SCHEDULE 4.21; (i) there are no present facts or circumstances Known to the Company which would adversely affect or render significantly more costly in the future the Company's compliance with existing Environmental Laws; and (j) no PCB's (polychlorinated biphenyls), asbestos, or underground storage tanks are or were ever used in the construction or operation of, or located on, the premises or facilities presently or previously owned, leased or used by the Company during the time the Company owned, leased or operated such property.

                  4.22 LITIGATION. Except as set forth on SCHEDULE 4.22, (i) neither the Company nor VisionTeq is subject to any order of, or written agreement or memorandum of understanding with, any Governmental Authority which would have a Material Adverse Effect, (ii) there are no Actions pending at law or in equity or before or by any Governmental Authority, or, to the Knowledge of the Company, threatened, against the Company or VisionTeq or any of their assets or properties or the transactions contemplated by this Agreement, and to the Knowledge of the Company, there exist no facts or circumstances which reasonably could be anticipated to result in any such Action and (iii) no Person has asserted, and, to the Knowledge of the Company, no Person has a valid basis upon which to assert, any claims against the Company or VisionTeq which would materially adversely affect the transactions contemplated by this Agreement or result in or form the basis of any such Action. There is no Action or investigation by the Company or VisionTeq currently pending or which the Company or VisionTeq intends to initiate.

                  4.23 ACCOUNTS RECEIVABLE; INVENTORY. All accounts receivable reflected on the 1999 Balance Sheet and all accounts receivable arising subsequent to the 1999 Balance Sheet with respect to the Business have arisen only in the ordinary course of business, consistent with past practice, are bona fide, are not subject to defenses, set-offs or counterclaims, and are collectible in the ordinary course of business, except to the extent reflected in the 1999 Balance Sheet as an allowance for doubtful accounts, which allowance is reasonable and appropriate based on the experience of the Company. The Company's inventory of raw materials, work-in-progress, finished goods, spare parts, supplies and other inventory items reflected on the 1999 Balance Sheet and acquired subsequent to the date of the 1999 Balance Sheet consists of items of a type, quantity and quality which can be sold, used or consumed in the ordinary course of the Company's business, at normal and customary profit margins and is valued on the first-in first-out basis at the lower of cost or market. None of the Company's inventory is held by the Company on consignment from third parties. None of the Company's inventory is held on consignment, or otherwise, by third parties.

                  4.24 PRODUCT WARRANTY AND PRODUCT LIABILITY. There are no product warranty or product liability claims pending or, to the Knowledge of the Company, threatened against the Company and, to the Knowledge of the Company, there is no state of facts or the occurrence of any event forming the basis for any such product warranty, product liability or other tort claim. SCHEDULE 4.24 sets forth a complete and accurate summary of product liability claims made against the Company within the past five years.

                  4.25 CUSTOMERS AND SUPPLIERS. SCHEDULE 4.25 sets forth the Company's ten largest customers and suppliers for each of the Company's three operating units. To the Knowledge of the Company, there exists no present condition or state of facts involving such customers or suppliers which would reasonably be expected to have a Material Adverse Effect (individually or in the aggregate) on the Business. Except as set forth on SCHEDULE 4.25 or to the Knowledge of the Company, no customer or supplier has notified the Company that such customer or supplier will not continue to do business with the Company after the Closing Date in substantially the same capacity or manner as it did prior to the Closing Date.

                  4.26 ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Neither the Company, nor to the Knowledge of the Company any officer, director or senior manager of the Company (or any Person acting on behalf of any of the foregoing), has (i) given or agreed to give any gift or similar benefit of more than $1,000 on behalf of the Company to any customer (other than promotional benefits offered generally to customers), supplier, employee or official of any Governmental Authority (domestic or foreign), to induce the recipient or his employer to do business, grant favorable treatment or compromise or forego any claim, (ii) made any payment in an amount greater than $1,000 which might be improper under prevailing United States laws (regardless of the jurisdiction in which such payment was made) to promote or retain sales or to help, procure or maintain good relations with suppliers, (iii) engaged in any activity which would constitute a violation of the federal or applicable state antitrust laws of the United States or (iv) failed to perform its obligations in any material respect under any Contract with, or violated in any material respect any federal law Known to the Company in its dealings with, the federal government or any agency or department thereof, including, but not limited to, any law with respect to conspiracy to defraud, false claims, conspiracy to defraud the United States, embezzlement or theft of public money, fraud and false statements, false demands against the United States, mail fraud, wire fraud, RICO, and truth in negotiations.

                  4.27 INDEBTEDNESS. SCHEDULE 4.28 sets forth an accurate and complete list of the Company's Indebtedness.

                  4.28 TITLE TO AND SUFFICIENCY OF ASSETS. The properties and assets of the Company (including, without limitation, the assets and properties reflected on the Financial Statements) are in good operating condition and repair (subject to normal wear and tear consistent with the age of the properties or assets) and are sufficient for the operations of the Company as currently conducted. Except as set forth on SCHEDULE 4.28, the Company has good title to all its material tangible and intangible personal properties and assets, free and clear of any and all Liens.

                  4.29 BUSINESS. The Company is not engaged in any material business or operations other than the Business.

                  4.30 BUDGET. The budget for the Company for the period from January 1, 2000 through December 31, 2000 attached as SCHEDULE 4.30 hereto (the "BUDGET") was prepared in good faith by the Company based on assumptions its management believed to be reasonable at the time prepared. No representation is made that the actual results will be the same as the Budget.

                  4.31 BROKERS, FINDERS AND AGENTS. No broker, finder or similar agent has been employed by or on behalf of the Company, and no Person with which the Company has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

                  4.32 DISCLOSURE. To the Knowledge of the Company, no information in this Agreement, or in any Schedule or Exhibit attached to this Agreement or delivered to Buyer in connection herewith, contains any untrue statement of a material fact or when considered together with all such information delivered to the Investors omits to state any material fact necessary in order to make the statements made in the light of the circumstances under which they were made, when taken as a whole, not misleading.



                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer represents and warrants to the Shareholders as follows:

                  5.1 ORGANIZATION AND STANDING; CORPORATE POWER AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has the corporate power and authority to make and perform this Agreement, and to perform the transactions contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by Buyer in connection with this Agreement have been duly executed and delivered by Buyer. This Agreement and the transactions and other agreements and instruments contemplated by this Agreement have been duly approved by the Board of Directors of Buyer, and constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

                  5.2 NO BREACH. Neither the execution and delivery of, nor the performance by Buyer of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate, conflict with or result in the breach of, any applicable Law or Order, or the Articles of Incorporation or Code of Regulations of Buyer, (b) result in the creation of any Lien upon any of the assets or properties of Buyer or (c) violate, conflict with, result in the breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate or permit the acceleration of the performance required by, or otherwise give any Person additional rights or compensation under, any note, deed, lease, instrument, security agreement or mortgage, any commitment, Contract, license, sales commitment or other instrument or oral understanding to which Buyer is a party or by which any of its assets or properties are bound.

                  5.3 BROKERS, FINDERS AND AGENTS. No broker, finder or similar agent has been employed by or on behalf of Buyer, and no Person with which Buyer has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

                  5.4 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.


                                   ARTICLE VI

                                   COVENANTS
                                   ---------

                  6.1 REASONABLE ACCESS.

                  (a) From the date of this Agreement until the Closing, the Shareholders shall cause the Company and its officers and directors to give Buyer and its representatives (including its lenders or other sources of financing), upon reasonable notice to the Shareholders and the Company, reasonable access to the assets, properties, offices, facilities, books, records, Tax records, Tax Returns and Contracts of the Company in order to permit Buyer and its representatives to make such inspections as they may reasonably require and to furnish Buyer and its representatives during such period with all such information relating to the Company as Buyer may from time to time reasonably request. Such access shall include the opportunity for Buyer and its representatives (including its lenders or other sources of financing) to discuss the affairs, finances and accounts of the Company with any of the Company's executive officers, directors or independent accountants.

                  (b) For a period of three years after the Closing Date, Buyer shall make available to the Shareholders' Representative during normal business hours and upon reasonable notice, any books and records relating to the Business prior to the Closing Date to which the Shareholders' Representative has a reasonable need for access that are requested by the Shareholders' Representative. Buyer will permit the Shareholders' Representative to examine and, at its own expense, copy such books and records. The Shareholders' Representative agrees to keep any such books and records confidential.

                  6.2 CONDUCT OF BUSINESS OF THE COMPANY. Prior to the Closing Date, the Shareholders shall cause the Company to (i) conduct its business only in the ordinary course, (ii) maintain in traditional repair all of its tangible property, (iii) use reasonable efforts to preserve intact its business organization, (iv) keep available the services of its present officers and employees and (v) preserve in all material respects its present business relationships and goodwill. Without limiting the foregoing, except as otherwise expressly permitted by this Agreement, the Company, without the prior consent of Buyer, shall not and the Shareholders shall cause the Company not to:

                  (a) amend its articles of incorporation or By-laws or other charter documents;

                  (b) purchase, redeem, issue, sell, offer to sell or otherwise dispose of, directly or indirectly, any of its capital stock or other equity securities, or create or suffer to be created any Lien thereon, or reclassify, split-up or otherwise change any of its capital stock or other equity securities or grant or enter into any options, covenants or calls or other rights to purchase, exchange or convert any obligation into any of its capital stock or other equity securities;

                  (c) organize any Subsidiary or acquire any capital stock or other equity securities of any Person or any Investment in any Person;

                  (d) incur any Indebtedness, except for Indebtedness incurred in the ordinary course of business consistent with past practice, which Indebtedness shall not exceed $125,000;

                  (e) pay, discharge or satisfy any claim, liability or obligation (whether fixed or contingent), other than in the ordinary course of business;

                  (f) make or grant any increases in salaries, bonuses, benefits or other remuneration to the officers or employees of the Company not in the ordinary course of business;

                  (g) sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of or agree to sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of any of its assets or properties, or any other material right, other than in the ordinary course of business;

                  (h) declare or pay any dividend or make any other payment or distribution in respect of its capital stock or other equity securities;

                  (i) enter into any Contract that would be required to be disclosed on SCHEDULE 4.11, including, without limitation, any Contract with any Affiliate of any Shareholder or the Company;

                  (j) make any change in any method of accounting or auditing practice;

                  (k) amend, modify or cancel any Contract, Permit or lease;

                  (l) grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, other than through endorsements of negotiable instruments in the ordinary course of business;

                  (m) in any other manner, modify, change or otherwise alter the fundamental nature of the Business;

                  (n) enter into any Contract whereby the Company or VisionTeq would incur a loss with respect to such Contract; or

                  (o) agree to take any of the foregoing actions.

                  6.3 NO SOLICITATION OF OFFERS. None of the Shareholders, the Company or any of their Affiliates or officers, directors, employees, stockholders, partners, agents, advisers or representatives shall, directly or indirectly, solicit or initiate discussions, inquiries, offers or proposals, or participate in any negotiation for the purpose or with the intention of leading to any offer or proposal, concerning any acquisition (in whatever form of transaction) of all or a substantial portion of the capital stock or substantial assets of the Company or any of its Subsidiaries, except for this Agreement.

                  6.4 FILINGS; OTHER ACTIONS. Subject to the terms and conditions herein provided, the Shareholders and Buyer shall (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, (b) use their reasonable best efforts to cooperate with each other in determining which filings are required to be made prior to the Closing Date with, and which Consents are required to be obtained prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and timely making all such filings and timely seeking all such Consents and (c) use their reasonable best efforts to cause the conditions to each of the Shareholders and Buyers obligations hereunder to be fulfilled.

                  6.5 PUBLICITY. The Company and Buyer shall make a joint press release announcing the execution of this Agreement and the transactions contemplated hereby that shall be acceptable to each of the Company and Buyer. No other publicity release or announcement concerning the transactions contemplated hereby shall be issued by either party without the advance written consent of such other party; PROVIDED, HOWEVER, that such restriction shall not apply to any disclosure by Buyer of any information required in Buyer's sole judgment to be disclosed pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, or the rules and regulations of the New York Stock Exchange or the Pacific Stock Exchange.

                  6.6 SATISFACTION OF CLOSING CONDITIONS. Without limiting the other provisions of this Article VI, (a) each of the Shareholders and the Company shall use reasonable efforts to cause the conditions to Buyer's obligation to close to be satisfied on or prior to the Closing Date and (b) Buyer shall use reasonable efforts to cause the conditions to the Shareholders obligation to close to be satisfied on or prior to the Closing Date.

                  6.7 NO TRANSFERS OF SHARES. The Shareholders shall not, directly or indirectly, sell, assign, transfer, distribute, pledge, hypothecate, encumber or otherwise dispose of any Shares (whether voluntarily, involuntarily, by operation of law or otherwise), or agree to do any of the foregoing; PROVIDED, HOWEVER, that the Shareholders may transfer Shares to other Shareholders.

                  6.8 NOTICE OF CERTAIN EVENTS. The Shareholders and the Company and Buyer each agrees to give prompt written notice to the others of (i) the occurrence, or failure to occur, of any event which could cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date of this Agreement through the Closing Date, promptly upon becoming aware of such event, (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any changes to any of the Schedules to this Agreement; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the parties receiving such notice.

                  6.9 TAX MATTERS.

                  (a) After the Closing, the Shareholders shall cooperate with Buyer, the Company and any Taxing Authority in preparing, filing and responding to any inquiries regarding any Tax Return and in any audit of the Company or VisionTeq for, or concerning any portion of, any period ended prior to the Closing Date and for any Current Period. In addition, the Shareholders shall make available to Buyer and the Company, as reasonably requested, and to any Taxing Authority, all information, records or documents relating to the liability for Taxes or potential liability of the Company for Taxes for all such periods.

                  (b) The Company will complete and file its 1999 Tax Returns prior to the Closing Date.

                  (c) For so long as the Escrow Agreement is in effect, the Shareholders' Representative will have the right to control any audit or determination by any Taxing Authority, to initiate any claim for refund or file any amended Tax Return, and to contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes for any Pre-Closing Period; PROVIDED, HOWEVER, that the Shareholders' Representative shall not settle any claim with respect to Taxes which may affect the Tax liability of the Company for periods in which the Shareholders are not responsible under this Agreement without the prior written consent of Buyer, which consent shall not be unreasonably withheld. The Shareholders' Representative shall keep Buyer informed with respect to all material aspects of such claims relating to Taxes.

                  6.10 INSURANCE CLAIM. After the Closing Date, if the Company collects the insurance proceeds payable to the Company relating to the fire that occurred on October 21, 1998, Buyer shall make an additional payment to the Shareholders by means of a single wire transfer to the Shareholders' Representative equal to the net amount (after any applicable Taxes are paid by the Company) of such proceeds received by the Company, as additional Purchase Price.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING
                              ---------------------

                  7.1 CONDITIONS TO OBLIGATIONS OF THE COMPANY, THE SHAREHOLDERS AND BUYER. The respective obligations of the Company, the Shareholders and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (a) The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                  (b) None of the parties hereto shall be subject to any pending litigation against the transactions contemplated by this Agreement of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such Order shall have been issued, each party agrees to use its reasonable best efforts to have any such Order overturned or lifted.

                  7.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing, of the following conditions:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders and the Company contained in this Agreement shall be true and correct in all material respects as made, both on the date of this Agreement and at and as of the Closing, except for representations or warranties made as of a specified date or for a specified period ending on or prior to the date of this Agreement, which as of the Closing shall remain true and correct in all material respects as of the specified date or for such specified period.

                  (b) PERFORMANCE OF COVENANTS AND AGREEMENTS. The Shareholders and the Company shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by them at or prior to the Closing.

                  (c) RECEIPT OF DOCUMENTS. The Shareholders shall have delivered, or caused to be delivered, to Buyer each of the documents required by
Section 2.2.

                  (d) MATERIAL ADVERSE CHANGE IN BUSINESS. Between the date of this Agreement and the Closing there shall have been no Material Adverse Effect.

                  (e) CONSENTS AND PERMITS. All Consents and Permits of any Person necessary for the consummation of the transactions contemplated by this Agreement, including those listed on SCHEDULES 4.6 or 4.17, shall have been made, given or obtained without the payment of any consideration or modification of any terms or conditions of the applicable Contract, Permit or license and shall be in full force and effect.

                  (f) NET WORTH. The Company's Net Worth shall not be less than $8,100,000.

                  7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligation of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as made, both on the date of this Agreement and at and as of the Closing, except for representations or warranties made as of a specified date or for a specified period ending on or prior to the date of this Agreement, which as of the Closing shall remain true and correct in all material respects as of the specified date or for such specified period.

                  (b) PERFORMANCE OF COVENANTS AND AGREEMENTS. Buyer shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

                  (c) RECEIPT OF DOCUMENTS. Buyer shall have delivered, or caused to be delivered, to the Shareholders each of the documents required by
Section 2.3.


                                  ARTICLE VIII

                     INDEMNIFICATION, REMEDIES AND SURVIVAL
                     --------------------------------------

                  8.1 INDEMNIFICATION BY THE SHAREHOLDERS. Subject to the terms and conditions of this Article VIII, each Shareholder shall indemnify, defend and hold harmless the Company, Buyer, its Affiliates and their respective officers, directors, agents and employees (collectively, the "BUYER INDEMNIFIED PARTIES") from and against, and reimburse any Buyer Indemnified Party for, any and all damages, liabilities, obligations, claims, Actions, losses, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses and disbursements (including reasonable attorneys' and consultants' fees and expenses and other reasonable legal costs and expenses reasonably incurred in prosecution, investigation, remediation, defense or settlement) (collectively "LOSSES") that any Buyer Indemnified Party may at any time suffer or incur or become subject to resulting from, arising out of or relating to (a) any inaccuracy in any representation or warranty made by such Shareholder pursuant to Article III of this Agreement and (b) any failure by such Shareholder to perform any of his, her or its covenants or agreements contained in this Agreement. Buyer acknowledges that each Shareholder is liable under this Section
8.1 only for his, her or its own representations, warranties, covenants and agreements and that no Shareholder shall have liability for any breach of such representations, warranties, covenants or agreements by any other Shareholder or by the Company.

                  8.2 BUYER'S OTHER POST-CLOSING REMEDIES. Subject to the terms and conditions of this Article VIII and the Escrow Agreement, Buyer shall be entitled to recover out of the Escrow Amount any and all Losses that any Buyer Indemnified Party may at any time suffer or incur or become subject to resulting from, arising out of or relating to (a) any inaccuracy in any representation or warranty made by the Shareholders and the Company pursuant to Article IV of this Agreement, (b) any failure by the Shareholders or the Company to perform any of their or its covenants or agreements contained in this Agreement, (c) legal obligations or liabilities imposed by Environmental Laws (but not voluntarily incurred by the Company or Buyer) with respect to any and all known or unknown environmental matters or conditions, existing or occurring on or prior to the Closing Date that are the result of the Company's actions prior to the Closing Date or that are the result of actions by third parties prior to the Closing Date to the extent the Company had Knowledge of such actions prior to the Closing Date, (d) any product liability relating to products manufactured by the Company prior to the Closing Date or (e) any liability not reflected on the Interim Company Financial Statements, except as incurred since the date of the Interim Company Financial Statements in the ordinary course of business consistent with past practice.

                  8.3 INDEMNIFICATION BY BUYER. Subject to the terms and conditions of this Article VIII, Buyer shall indemnify, defend and hold harmless the Shareholders and each of their respective successors, assigns, heirs, executors and personal representatives (collectively, the "SHAREHOLDER INDEMNIFIED PARTIES") from and against, and reimburse any Shareholder Indemnified Party for, any and all Losses that any Shareholder Indemnified Party may at any time suffer or incur or become subject to resulting from, arising out of or relating to (a) any inaccuracy in any representation or warranty made by Buyer in this Agreement or
(b) any failure by Buyer to perform any of its covenants or agreements contained in this Agreement.

                  8.4 DIRECT CLAIMS. In the event a Buyer Indemnified Party or a Shareholder Indemnified Party (the "CLAIMANT") desires to make a claim for indemnification pursuant to Sections 8.1, 8.3 or 8.7 against the other or recovery pursuant to Section 8.2 (the "INDEMNITOR"), the Claimant shall give prompt written notice of the claim to the Indemnitor, describing, in reasonable detail, to the extent known, the nature of the claim. Failure to give such notice shall not affect the indemnification provided hereunder except to the extent that such failure shall have actually and materially prejudiced the Indemnitor as a result thereof.

                  8.5 THIRD PERSON CLAIMS.

                  (a) If any third Person shall notify a Buyer Indemnified Party or a Shareholder Indemnified Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PERSON CLAIM") that may give rise to a claim for indemnification pursuant to Sections 8.1, 8.3 or 8.7 or recovery pursuant to
Section 8.2, then the Indemnified Party shall promptly notify the Shareholders or Buyer, as the case may be (the "INDEMNIFYING PARTY"), thereof in writing. Failure to give such notice shall not affect the indemnification provided hereunder except to the extent that such failure shall have actually and materially prejudiced the Indemnifying Party as a result thereof.

                  (b) The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 8.5(a), of its election to defend any such Third Person Claim. Subject to Section 8.5(d) below, if the Indemnifying Party elects to defend such Third Person Claim, the Indemnifying Party will have the right to assume and thereafter conduct at its own expense the defense of the Third Person Claim with counsel of its choice, which counsel is reasonably acceptable to the Indemnified Party. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by the Indemnifying Party for use in defending any Third Person Claim. The Indemnifying Party shall not consent to the entry of any judgment or settle or compromise any such claim, unless the Indemnified Party is given a full, complete and unconditional release of any and all liability for such Third Person Claim. So long as the Indemnifying Party is actively and diligently defending any such Third Person Claim, the Indemnified Party shall not consent to the entry of any judgment or settle or compromise such claim without the prior written consent of the Indemnifying Party.

                  (c) Unless and until an Indemnifying Party assumes the defense of the Third Person Claim as provided in Section 8.5(b), the Indemnified Party shall defend against or settle the Third Person Claim. The reasonable costs of such defense or settlement shall be included in determining Losses relating to the Third Person Claim. If the Indemnifying Party is not defending any such Third Person Claim, the Indemnified Party may settle or compromise such claim on reasonable terms, provided that it shall not enter into any settlement or compromise with respect to a Third Person Claim without the prior written consent of each of the Indemnifying Parties, which consent shall not be unreasonably withheld.

                  (d) The Indemnified Party and the Indemnifying Party shall each have the right to participate in the defense of any Third Person Claim for which it is not controlling the defense, at its own expense.

                  8.6 LIMITATIONS; SURVIVAL.

                  (a) No Indemnifying Party shall have any liability under Sections 8.1 or 8.3(a), and Buyer shall not have a claim for recovery under
Section 8.2 (i) for Losses arising out of any individual unrelated claim or series of related claims that do not exceed $25,000, (ii) unless and until the aggregate amount of all Losses (other than Losses arising out of any individual unrelated claim or series of related claims that do not exceed $25,000) affecting the Indemnified Party exceeds $300,000 (the "Deductible"), in which event, the Indemnifying Party shall indemnify the Indemnified Party (or Buyer shall be entitled to recover from the Escrow Amount) to the extent such Losses exceed $300,000 (subject to clause (iii) below) and (iii) to the extent the aggregate amount of such payments for Losses to the Indemnified Party by an Indemnifying Party for Losses under Section 8.1 would exceed the Purchase Price payable to such Shareholder. For claims under Section 8.1, the amount of any such claims against a specific Shareholder that are applied against the Deductible shall be limited to such Shareholder's pro rata portion of the Deductible (based on such Shareholder's percentage interest set forth on Schedule 3.1 multiplied by $300,000).

                  (b) All of the representations and warranties of the Buyer contained in this Agreement or in any certificate furnished pursuant to this Agreement shall survive the Closing and continue in full force and effect until the second anniversary of the Closing Date. The representations and warranties made in Article IV of this Agreement shall survive until Escrow Amount shall have been paid out pursuant to the Escrow Agreement. The representations and warranties made in Article III shall survive until the expiration of the applicable statute of limitation. The covenants and agreements made in Article VI shall survive until such time as fully complied with. The covenants and agreements that are to be performed in whole or in part after the Closing Date and that, by their terms, expire on a specified date shall survive until such date. Notwithstanding anything to the contrary herein, no claim for indemnification under this Article VIII shall be made with respect to any representation or warranty herein after the survival period for such representation or warranty, except as to any matters with respect to which a bona fide written claim shall have been made or an Action at law or in equity shall have commenced before such date, in which event the applicable survival period shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim or Action, including all applicable periods for appeal, provided that, in the case of any claims for Losses limited to the Escrow Amount, no claim for indemnification shall be made after the expiration of the applicable survival period except as to matters for which a claim under the terms of the Escrow Agreement has been properly made by Buyer and the Escrow Amount retained by the Escrow Agent with respect to such claim as provided in the Escrow Agreement.

                  (c) The parties acknowledge and agree that, after consummation of the Closing, the indemnification and recovery provisions set forth in this
Article VIII constitute the parties' sole and exclusive remedy with respect to any and all Losses relating to the transactions contemplated by this Agreement.

                  (d) The amount of any Losses required to be paid under this Agreement will be reduced by any insurance proceeds actually received by the Indemnified Party as a result of the Losses. The Indemnified Party will be obligated to submit to its insurance carrier all potentially coverable Losses and pursue such claims against its insurance carrier in good faith, and will not abandon or compromise any such claim without the written consent of the other party.

                  8.7 TAX INDEMNITY.

                  (a) The parties agree that, notwithstanding any other provision set forth in this Article VIII any and all indemnification or rights to recovery relating to Taxes shall be governed by this Section 8.7 exclusively.

                  (b) Buyer shall be entitled to recover out of the Escrow Amount all Taxes of the Company that relate to (i) any breach by the Company or the Shareholders of any of their covenants contained in Section 6.9 of this Agreement, (ii) any inaccuracy in the representations or warranties made by the Company and the Shareholders in Section 4.13 of this Agreement, and (iii) Taxes incurred by the Company on or before the Closing Date (in excess of the amounts reserved on the Interim Company Financial Statements or in the Net Worth Statement).

                  (c) Buyer shall be liable for, shall pay to the appropriate Taxing Authorities, and shall hold the Shareholders harmless against all Taxes of the Company that relate to (i) the taxable periods that begin after the Closing Date and (ii) the Post-Closing Period. Buyer shall be entitled to any Tax refund (including, without limitation, interest) whether attributable to taxable periods before or after the Closing Date.

                  (d) The obligations of the Buyer to indemnify the Shareholders pursuant to this Section 8.7 shall continue until the statutory period of limitations (taking into account any extensions or waivers thereof) plus 60 days for the assessment of Taxes, covered by this Section 8.7, have expired.

                  8.8 PROCESS FOR RECOVERY FROM THE ESCROW AMOUNT BY BUYER INDEMNIFIED PARTIES. If any Buyer Indemnified Party is entitled to recovery from the Escrow Amount under this Agreement, Buyer shall collect the amount for such claim from the Escrow Agent by submitting a claim therefor against the Escrow Amount then being held pursuant to the Escrow Agreement, subject to the right of Shareholders' Representative to object to such claim all as provided in the Escrow Agreement. Buyer acknowledges that, except for claims for Losses under
Section 8.1 of this Agreement, Buyer's sole source for recovery of any Losses shall be from the Escrow Amount.

                  8.9 SHAREHOLDERS' REPRESENTATIVE. For purposes of notice requirements under this Article VIII, the Shareholders hereby appoint Michael Barry and Frank B. Victor (the "SHAREHOLDERS' REPRESENTATIVE") to serve as their agent and attorney-in-fact with full power and authority (including power of substitution), in the name of and for and on behalf of each of the Shareholders, or in their own names as Shareholders' Representative, to take all actions required or permitted under this Agreement, including the giving and receiving of all service of process, reports, notices and consents and the signing of all certificates, notices, instructions and other documents and the making of all determinations thereunder. Action by the Shareholders'

Representative shall require action of both Michael Barry and Frank B. Victor. In the event Michael Barry dies, becomes incapacitated or is otherwise unable to serve as a member of the Shareholders' Representative, his successor shall be appointed by Barry Holdings, LLC. In the event Frank B. Victor dies, becomes incapacitated or is otherwise unable to serve as a member of the Shareholders' Representative, his successor shall be Michael T. Victor. The authority conferred by this Section 8.9 shall be deemed an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by any of the Shareholders, or by operation of law, whether by the death or incapacity of any of the Shareholders, or the occurrence of any other event. If any of the Shareholders should die or become incapacitated, or if any other such event should occur, any action taken by the Shareholders' Representative shall be as valid as if such death or incapacity, termination or other event had not occurred regardless or whether or not the Shareholders' Representative, the Company, Buyer or any of the Shareholders shall have received notice of such death, incapacity, termination or other event. Any notice given to the Shareholders' Representative under this Agreement shall constitute effective notice to the Shareholders, and Buyer may rely on any notice, consent, election or other communication received from the Shareholders' Representative as if such notice, consent, election or other communication had been received from each of the Shareholders. Buyer shall not be liable to the Shareholders for any action taken or omitted to be taken by the Shareholders' Representative under this Agreement or in connection therewith.


                                   ARTICLE IX

                            TERMINATION OF AGREEMENT
                            ------------------------

                  9.1 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing
Date:

                  (a) by mutual written consent of Buyer and the Company;

                  (b) by Buyer or the Company, upon written notice to the other party, if the transactions contemplated by this Agreement shall not have been consummated on or prior to September 30, 2000, unless such failure of consummation shall be due to the failure of the party seeking such termination to perform or observe in all material respects the covenants and agreements of this Agreement to be performed or observed by such party or, in the case of the Company, the Shareholders;

                  (c) by Buyer or the Company, upon written notice to the other party, if a Governmental Authority of competent jurisdiction shall have issued an Order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this clause (c) has used its reasonable best efforts to remove such Order; or

                  (d) by Buyer or the Company, if any condition to such party's obligation (and, in the case of the Company, obligations of the Shareholders) to consummate the transactions contemplated by this Agreement has not been satisfied as of the Closing Date or if satisfaction of such condition becomes impossible (other than through the failure of such party to comply with its or his obligations under this Agreement) and such party has not waived such condition on or before the Closing Date.

                  9.2 EFFECT OF TERMINATION. The termination of this Agreement shall be effected by delivery by the party terminating the Agreement to the other party of written notice of such termination. In the event of termination of this Agreement pursuant to Section 9.1, no party shall have any liability or any further obligation to any other party, except as provided in this Section
9.2 and except that nothing in this Section 9.2 shall release, or be construed as releasing, any party to this Agreement from any liability or damage for any breach of this Agreement or failure to perform under this Agreement. The obligations of the parties to this Agreement under Sections 6.5, 11.9, 11.12 and
11.13 shall survive any termination of this Agreement.


                                    ARTICLE X

                                   DEFINITIONS
                                   -----------

                  As used in this Agreement the following terms shall have the meanings set forth below:

                  "Accounting Firm" has the meaning set forth in Section 1.3(b).

                  "Action" means any action, suit, or legal, administrative or arbitral proceeding or investigation before or by any Governmental Authority.

                  "Affiliate" means, with respect to any Person, any other Person who (i) directly or indirectly, controls or is controlled by that Person, or is under common control with that Person, (ii) is an officer, director or employee of that Person, (iii) is a partner, stockholder or other Person holding, directly or indirectly, an interest in that Person, or (iv) is an entity in which that Person is a director, officer, employee, partner or stockholder. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Applicable Percentage" has the meaning set forth in Section 8.6(a).

                  "Audited Financial Statements" has the meaning set forth in
Section 4.7(a).

                  "Balance Sheets" has the meaning set forth in Section 4.7(a).

                  "Budget" has the meaning set forth in Section 4.31.

                  "Buyer" has the meaning set forth in the preamble to this Agreement.

                  "Business" means (i) the manufacture and sale of plastic conduits for fiberoptic cables, (ii) the manufacture and sale of precision components for aerospace fuel systems, (iii) the manufacture and sale of tooling components for machine manufacturers, (iv) the manufacture of extrusion tooling for Pyramid and (v) the manufacture and sale of radio frequency distributing and combining electrical units for the cable television industry.

                  "Buyer Indemnified Parties" has the meaning set forth in
Section 8.1.

                  "Claimant" has the meaning set forth in Section 8.4.

                  "Closing" has the meaning set forth in Section 2.1.

                  "Closing Date" has the meaning set forth in Section 2.1.

                  "Code" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder, as the same may be amended from time to time.

                  "Consent" means any consent, approval, license or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

                  "Contract" means any contract, agreement, commitment, undertaking or arrangement (whether oral or written) to which a Person is a party or by which a Person or its assets is bound.

                  "Current Period" shall mean (i) any taxable year or other period ending on or before the Closing Date for which a Tax Return is not required to be filed on or before the Closing Date and (ii) in the case of a taxable year or other period beginning before and ending after the Closing Date, that portion of such taxable year or other period that ends on and includes the Closing Date.

                  "Current Period Tax" means the total Tax due for a Current Period. Any Tax attributable to the entire taxable year or other period described in clause (ii) of the definition of Current Period shall be deemed to be a Current Period Tax only to the extent of the amount of such Tax that would have been incurred if the taxable year or other period had ended on the Closing Date, with the basis for such Tax being determined (i) in the case of real and personal property Taxes, intangible Taxes, ad valorem Taxes, and the like, by allocating the Tax on a daily basis, and (ii) in the case of all other Taxes for such periods, by closing the books and records as of the Closing Date.

                  "Deductible" has the meaning set forth in Section 8.6.

                  "Employee Plans" has the meaning set forth in Section 4.18(a).

                  "Environmental Law" means any Law which regulates or controls pollution, contamination, or the condition of or a Release to groundwater, surface water, soil, sediment or air.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" has the meaning set forth in Section 1.2(b).

                  "Escrow Agreement" has the meaning set forth in Section
1.2(b).

                  "Escrow Amount" has the meaning set forth in Section 1.2(b).

                  "Financial Statements" has the meaning set forth in Section 4.7(a).

                  "GAAP" means generally accepted accounting principles in the United States, consistently applied.

                  "Governmental Authority" means any domestic or foreign national, state, multi-state, municipal or other local government, any subdivision, agency, instrumentality, department, board, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder or any federal, state, local or foreign court, tribunal or arbitrator.

                  "Hazardous Substance" means any substance (i) which is or has been defined or identified as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Law; (ii) petroleum or any petroleum-containing substance or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mastagenic, reactive or otherwise hazardous.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

                  "Indebtedness" of the Company means all obligations of the Company and its Subsidiaries (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above.

                  "Indemnified Party" has the meaning set forth in Section
8.5(a).

                  "Indemnifying Party" has the meaning set forth in Section 8.5(a).

                  "Indemnitor" has the meaning set forth in Section 8.4.

                  "Intellectual Property" has the meaning set forth in Section 4.16(a).

                  "Interim Company Financial Statements" has the meaning set forth in Section 4.7(a).

                  "IRS" means the Internal Revenue Service.

                  "Investment" means any equity investment or interest, directly or indirectly, in any Person.

                  "Knowledge of the Company", including the terms "KNOW", "KNOWN" and other derivatives thereof, means the knowledge of Frank B. Victor, Michael T. Victor, John A. Bauman and Thomas B. Lyons, after reasonable inquiry of the Company's officers, supervisory employees or outside professional advisors having responsibility for relevant matters and the actual Knowledge, without independent investigation, of the other Shareholders of the Company.

                  "Laws" means any law, statute, rule, code, regulation, ordinance or other legally enforceable requirement of any Governmental Authority.

                  "Lien" means any security interest, mortgage, pledge, encumbrance, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Losses" has the meaning set forth in Section 8.1.

                  "MacDonald Illig" has the meaning set forth in Section 1.2.

                  "Material Adverse Effect", with respect to financial matters, an item will be deemed to have a Material Adverse Effect if it reduces, or reasonably can be expected to reduce, the net worth or earnings (for the following 12 months) of the Company by more than $500,000. Buyer acknowledges that if Buyer does not approve the Ameritech contract in its current form, the loss by the Company of the Ameritech contract shall not be deemed to be a Material Adverse Effect.

                  "Net Worth" has the meaning set forth in Section 1.3(a).

                  "Net Worth Statement" has the meaning set forth in Section 1.3(a).

                  "Option" means any option, warrant, call, convertible or exchangeable security, subscription, claim, unsatisfied preemptive right, commitment, other agreement or right of similar nature.

                  "Order" means any order, judgment, injunction, award, decree or writ of any Governmental Authority.

                  "Permits" has the meaning set forth in Section 4.17.

                  "Person" or "Persons" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity or Governmental Authority.

                  "Post-Employment Benefits" has the meaning set forth in
Section 4.18(k).

                  "Predecessor" has the meaning set forth in Section 4.18(b).

                  "Purchase Price" has the meaning set forth in Section 1.2.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance).

                  "Shareholder Indemnified Parties" has the meaning set forth in
Section 8.3.

                  "Shareholders' Representative" has the meaning set forth in
Section 8.9.

                  "Shares" has the meaning set forth in the Recitals this Agreement.

                  "Straddle Tax Return" has the meaning set forth in Section 6.9(d).

                  "Subsidiary" means with respect to any specified Person, any other Person (a) whose board of directors or similar governing body, or a majority thereof, may be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities are more than 50% owned, directly or indirectly, by such specified Person.

                  "Tax" or "Taxes" means any and all taxes based on or measured by income and any other tax whatsoever (whether federal, state, local or foreign), including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest, penalties or additions to tax imposed with respect thereto.

                  "Taxing Authority" means a Governmental Authority exercising taxing authority including, without limitation, the IRS.

                  "Tax Returns" means returns, reports, statements, certificates, schedules, forms and other documents required to be filed with or provided to any Taxing Authority.

                  "Third Person Claim" has the meaning set forth in Section 8.5(a).

                  "VisionTeq" has the meaning set forth in Section 2.2(h).

                  "1999 Balance Sheet" has the meaning set forth in Section 4.18(b).


                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

                  11.1 FURTHER ASSURANCES. After the Closing, the Shareholders shall, from time to time, at Buyer's request and without further cost or expense to Buyer or the Company, prepare, execute and deliver to Buyer such further instruments and take such further action as Buyer may reasonably request so as more effectively to sell, transfer, assign and deliver the Shares to Buyer or otherwise to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that if such cooperation requires legal or accounting assistance, Buyer shall reimburse the Shareholders for any legal or accounting fees reasonably incurred in connection with such cooperation.

                  11.2 NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon personal delivery, telecopy or other method of facsimile transmission, or on delivery after being sent by recognized overnight delivery service, when delivered and addressed to the following addresses:

                  (a)      if to Buyer, to:

                           The Lamson & Sessions Co.
                           25701 Science Park Drive
                           Beachwood, Ohio  44122
                           Attention:
                           Facsimile: (216) 464-1455

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114
                           Attention: William H. Coquillette, Esq.
                           Facsimile: (216) 579-0212

                  (b)      if to Company, to:

                           Pyramid Industries, Inc.
                           100 State Street, Suite 200
                           Erie, Pennsylvania 16507
                           Attention:
                           Facsimile:

                           with a copy to:

                           MacDonald Illig Jones & Britton LLP
                           100 State Street
                           Suite 700
                           Erie, Pennsylvania 16507
                           Attention: Norman H. Stark, Esq.
                           Facsimile: (814) 454-4647

                           also with a copy to:

                           Buchanan Ingersoll Professional Corporation
                           One Oxford Centre, 20th Floor
                           301 Grant Street
                           Pittsburgh, Pennsylvania  15219-1410
                           Attention: Francis A. Muracca
                           Facsimile: (412) 562-1041

                           also with a copy to:

                           Sonnenschein Nath & Rosenthal
                           233 South Wacker Drive
                           Chicago, IL 60606
                           Attention: Michael Froy
                           Facsimile: (312) 876-7934

                  (c)      if to the Shareholders, to the Shareholders'
                           Representative:

                           Michael Barry
                           1360 North Clark Street
                           Apt. # 2206
                           Chicago, IL 60610
                           Facsimile: (312) 416-7969

                           with a copy to:

                           Sonnenschein Nath & Rosenthal
                           233 South Wacker Drive
                           Chicago, IL 60606
                           Attention:  Michael Froy
                           Facsimile:  (312) 876-7934

                           and

                           Frank B. Victor
                           4866 Wolf Road
                           Erie, PA 16505
                           Facsimile:

                           with a copy to:

                           MacDonald Illig Jones & Britton LLP
                           100 State Street
                           Suite 700
                           Erie, Pennsylvania 16507
                           Attention:  Norman H. Stark, Esq.
                           Facsimile:  (814) 454-4647

                           also with a copy to:

                           Buchanan Ingersoll Professional Corporation
                           One Oxford Centre, 20th Floor
                           301 Grant Street
                           Pittsburgh, Pennsylvania  15219-1410
                           Attention:  Francis A. Muracca
                           Facsimile:  (412) 562-1041

PROVIDED, HOWEVER, that if any party shall have designated a different address by notice to the other, then to the last address so designated.

                  11.3 BINDING EFFECT; ASSIGNMENT. This Agreement and the rights and duties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties to this Agreement. Except for the assignment by Buyer of this Agreement and all or any of its rights and obligations under this Agreement (a) before or after the Closing Date, to its lenders and (b) after the Closing Date, to (i) any of its Affiliates or (ii) any Person who acquires (whether in a single transaction or a series of transactions and whether by operation of law or otherwise) all or substantially all of the assets of Buyer or at least a majority of the outstanding capital stock of Buyer (any of which assignments may be made without the consent of the Shareholders), no party shall assign or delegate this Agreement or any rights or obligations under this Agreement without the prior written consent of the other parties.

                  11.4 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules set forth the entire understanding of the parties to this Agreement and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party or any officer, employee, shareholder or representative of any party to this Agreement.

                  11.5 GOVERNING LAW; CONSTRUCTION. This Agreement shall be construed and enforced in accordance with and governed by the internal substantive laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof. The headings of the Articles and Sections of this Agreement and in the Schedules and Exhibits to this Agreement are inserted for convenience of reference only and shall not be used in interpreting this Agreement. Unless specifically stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules to this Agreement.

                  11.6 NO THIRD PARTY RIGHTS. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

                  11.7 AMENDMENT. This Agreement may be amended only by an instrument in writing duly executed by the parties to this Agreement, which makes specific reference to this Agreement.

                  11.8 WAIVERS. Any waiver by any party of any breach of or failure to comply with any provision of this Agreement by any other party shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

                  11.9 FEES AND EXPENSES OF TRANSACTION. The Company shall pay the fees, costs and expenses (up to $200,000) incurred after May 17, 2000 by the Shareholders and the Company in connection with the negotiation of this Agreement and directly related to the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that such expenses will not include the special bonus payments to John A. Bauman. The Shareholders will reimburse the Company for any such fees, costs and expenses in excess of $200,000 incurred by the Shareholders and the Company. Buyer shall pay the fees, costs and expenses incurred by Buyer in connection with the negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

                  11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

                  11.11 SEVERABILITY. In case any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.

                  11.12 CONSENT TO JURISDICTION. Except to the extent prohibited by applicable Law, the parties agree that any suit, action or other legal proceeding arising our of this Agreement or the transactions contemplated by this Agreement may be brought in the courts of record of the Commonwealth of Pennsylvania and each party to this Agreement consents to the jurisdiction of each such court in any such suit, action or proceeding.

                  11.13 ARBITRATION. (a) Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be finally settled by arbitration conducted expeditiously in accordance with the American Arbitration Association Commercial Arbitration Rules by a sole arbitrator selected by the parties to the dispute from the National or Pittsburgh, PA panel of arbitrators. If the parties are unable to agree upon an arbitrator within ten calendar days, each party shall select an arbitrator. The two arbitrators selected shall select a third arbitrator and all decisions thereafter shall be made by a majority of the arbitrators. The arbitration shall be governed by the Untied States Arbitration Act. 9, U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The arbitrator(s) is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages.

                  (b) Arbitration proceedings shall be commenced by either the Buyer or the Shareholders Representative by delivering to the other a written notice requesting arbitration. Each party shall bear its own costs and expenses in connection with the arbitration and all other costs, including the arbitrator(s) fees and expenses shall be borne equally by the parties to the dispute. Notwithstanding the foregoing, if the arbitrator(s) determines that one party acted unreasonably and not in good faith, the arbitrator(s) shall have authority to assess the costs and expenses of the arbitration, including the arbitrator(s) fee and reasonable attorneys' fees, against that party. Any arbitration hearing shall be held in Pittsburgh, PA, unless the parties to the dispute agree otherwise. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding any arbitration rules to the contrary, the award of the arbitrator(s) must be made no later than three months following the date on which the arbitrator(s) is appointed, unless the issue is the subject of litigation brought by a third party and the arbitrator(s) deems it appropriate to defer its award until the litigation is resolved.


                         [SIGNATURES ON FOLLOWING PAGES]

                  IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                      BUYER:
                                      -----
                                      THE LAMSON & SESSIONS CO.


                                      By:  /s/ James J. Abel
                                         ---------------------------------------
                                      Name:   James J. Abel
                                      Title:  Executive V.P. and Chief Financial
                                               Officer


                                      COMPANY:
                                      -------
                                      PYRAMID INDUSTRIES, INC.


                                      By:  /s/ Michael T. Victor
                                         ---------------------------------------
                                      Name:   Michael T. Victor
                                      Title:  Chairman and CEO


                                      SHAREHOLDERS:


                                       /s/ Michael T. Victor
                                      ------------------------------------------
                                      Michael T. Victor


                                       /s/ Frank B. Victor
                                      ------------------------------------------
                                      Frank B. Victor


                                       /s/ Elbert Allen
                                      ------------------------------------------
                                      Elbert Allen


                                       /s/ Lois Allen
                                      ------------------------------------------
                                      Lois Allen

                                      BARRY HOLDINGS, LLC


                                      By: /s/ Michael Barry
                                         ---------------------------------------
                                      Name:  Michael Barry
                                      Title:

                                      By:  /s/ William Barry
                                         ---------------------------------------
                                      Name:  William Barry
                                      Title:

                                       /s/ Marion Barry
                                      ------------------------------------------
                                      Marion Barry


                                       /s/ Michael G. Barry
                                      ------------------------------------------
                                      Michael George Barry


                                       /s/ Susan Barry
                                      ------------------------------------------
                                      Susan Barry


                                       /s/ William Barry
                                      ------------------------------------------
                                      William Barry


                                       /s/ John A. Bauman
                                      ------------------------------------------
                                      John A. Bauman


                                      JOHAN BJORKSTEN TRUST


                                      By:   /s/ Darger W. Bjorksten
                                         ---------------------------------------
                                      Name:   Darger W. Bjorksten
                                      Title:  Trustee


                                        /s/ Charles Chinnock, Jr.
                                      ------------------------------------------
                                      Charles Chinnock, Jr.


                                       /s/ Richard Deeds
                                      ------------------------------------------
                                      Richard Deeds

                                       /s/ Mary Hurst
                                      ------------------------------------------
                                      Mary Hurst


                                       /s/ Robert Lindquist
                                      ------------------------------------------
                                      Robert Lindquist


                                       /s/ Mary Lindquist
                                      ------------------------------------------
                                      Mary Lindquist


                                       /s/ Thomas E. Lyons
                                      ------------------------------------------
                                      Thomas E. Lyons


                                       /s/ William E. Wright
                                      ------------------------------------------
                                      William E. Wright